Exhibit 99.B12
Law Offices
Greer, Herz & Adams, L.L.P.

a registered limited liability partnership including professional corporations

One Moody Plaza
Galveston, Texas 77550

Galveston (409) 765-5525
Houston (713) 480-5278
Telecopier (409) 766-6424

April 26, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Judicial Plaza
Washington, D.C.  20549


RE:     American National Variable Life Separate Account ("Separate
Account") Post-Effective Amendment No. 2 to Form S-6; 333-79153;
Opinion and Consent of Counsel


Gentlemen:

     We are counsel to American National Insurance Company ("ANICO"), the depositor of the Separate Account. As such, we participated in the formation of the Separate Account and the registration of such separate account with the Securities and Exchange Commission ("Commission"). Accordingly, we are familiar with the corporate records, certificates, and consents of officers of ANICO as we have deemed necessary or appropriate for the purpose of this opinion.

     Based upon the foregoing, and our consideration of such other matters of fact and questions of law as we have deemed necessary and proper in the circumstances, we are of the opinion that:

     1. ANICO is a duly organized and existing corporation under the laws of the State of Texas and that its principal business is to be an insurer.

     2. The Separate Account is a duly organized and existing separate account of ANICO under the laws of the State of Texas and is registered as a unit investment trust under the Investment Company Act of 1940.

     3. The Variable Life Insurance Contracts registered by this Registration Statement under the Securities Act of 1933 (File No. 333-79153) will, upon issuance thereof, be validly authorized and issued.

     We hereby consent to the use of our opinion of counsel in the

Post-Effective Amendment No. 2 to Form S-6 Registration Statement (File
 No. 333-79153) filed on behalf of the Separate Account. We further consent to the statements made regarding us and to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of such Post-Effective Amendment No. 2 to such Registration Statement.



                                   Yours very truly,

                                   GREER, HERZ & ADAMS, L.L.P.


                                   ________________________________
                                   Jerry L. Adams